UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2019

HOOKIPA PHARMA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38869	81-5395687
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue, 72nd Floor, Suite 7240

New York, New York 10118

(Address of principal executive offices, including zip code)

+43 1 890 63 60

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed in the Registration Statement on Form S-1 (File No. 333-230451) (the “Registration Statement”) of HOOKIPA Pharma Inc. (the “Company”), on April 23, 2019 and in connection with the consummation of the Company’s initial public offering of its common stock (the “IPO”), the Company filed an amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware. The Company’s board of directors (the “Board”) and the Company’s stockholders previously approved the Restated Certificate to be filed in connection with, and to be effective upon, the consummation of the IPO. The Restated Certificate amends and restates the Company’s existing amended and restated certificate of incorporation in its entirety to, among other things: (i) authorize 100,000,000 shares of common stock; (ii) eliminate all references to the previously-existing series of preferred stock; (iii) authorize 3,900,000 shares of Class A common stock; and (iv) authorize 10,000,000 shares of undesignated preferred stock that may be issued from time to time by the Board in one or more series.

The foregoing description of the Restated Certificate is qualified by reference to the Restated Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

In addition, as previously disclosed in the Registration Statement, on April 23, 2019 and in connection with the consummation of the IPO, the amended and restated by-laws of the Company (the “Amended and Restated By-Laws”), previously approved by the Board and the Company’s stockholders to become effective immediately upon the consummation of the IPO, became effective. The Amended and Restated By-Laws amend and restate the Company’s by-laws in their entirety to, among other things: (i) eliminate the ability of the Company’s stockholders to take action by written consent in lieu of a meeting; (ii) establish procedures relating to the presentation of stockholder proposals at stockholder meetings; (iii) establish procedures relating to the nomination of directors; and (iv) conform to the amended provisions of the Restated Certificate.

The foregoing description of the Amended and Restated By-Laws is qualified by reference to the Amended and Restated By-Laws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01. Other Events.

On April 23, 2018, the Company completed its IPO of 6,000,000 shares of common stock at a price to the public of $14.00 per share for gross proceeds of $84.0 million.

Upon the closing the IPO, the holders of 18,401,893 shares of the Company’s common stock, including those issuable upon the conversion of Class A common stock into common stock, are entitled to rights with respect to the registration of such securities under the Securities Act of 1933, as amended, or the Securities Act. These rights are provided under the terms of a Shareholders Agreement between the Company and certain of its shareholders, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated Certificate of Incorporation of HOOKIPA Pharma Inc.

3.2	Amended and Restated By-laws of HOOKIPA Pharma Inc.

4.1	Shareholders Agreement among HOOKIPA Pharma Inc. and certain of its shareholders, dated February 15, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKIPA Pharma Inc.

Date: April 23, 2019	By:	/s/ JÖRN ALDAG
Jörn Aldag
Chief Executive Officer

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